                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         Filed by the registrant [X]
         Filed by a party other than the registrant  [ ]

Check the appropriate box:

         [ ]  Preliminary proxy statement
         [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
         [X]  Definitive proxy statement
         [ ]  Definitive additional materials
         [ ]  Soliciting material under Rule 14a-12

Name of Registrant as Specified in its Charter:

         Manufactured Home Communities, Inc.

Name of Person(s) Filing Proxy Statement if other than the Registrant:

         N/A

Payment of filing fee (check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

         1.   Title of each class of securities to which transaction applies:
         2.   Aggregate number of securities to which transaction applies:
         3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         4.   Proposed maximum aggregate value of transaction:
         5.   Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         1.   Amount previously paid:
         2.   Form, schedule or registration statement no.:
         3.   Filing party:
         4.   Date filed:

                      MANUFACTURED HOME COMMUNITIES, INC.
                      TWO NORTH RIVERSIDE PLAZA, SUITE 800
                            CHICAGO, ILLINOIS 60606

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 4, 2004

                             ---------------------

     You are cordially invited to attend the 2004 Annual Meeting of Stockholders (the "Meeting") of MANUFACTURED HOME COMMUNITIES, INC., a Maryland corporation (the "Company"), to be held at Thirty North LaSalle Street, Thirty-Second Floor, Chicago, Illinois, on Tuesday, May 4, 2004, at 10:00 a.m. Central time. At the Meeting, we will consider and take action on the following matters:

          (1) Election of eight directors to the Company's Board of Directors (the "Board"); and

          (2) Any other business as may properly come before the Meeting or any adjournment or postponement thereof.

     The Board recommends that you vote "for" each of the nominees for the Board.

     Only stockholders of record at the close of business on March 12, 2004 will be entitled to vote at the Meeting or any adjournment or postponement thereof.

     YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT AS SOON AS POSSIBLE IN THE ENCLOSED ENVELOPE.

                                          By Order of the Board of Directors

                                          /s/ Ellen Kelleher
                                          Ellen Kelleher
                                          Executive Vice President, General
                                          Counsel
                                          and Secretary

April 5, 2004

                      MANUFACTURED HOME COMMUNITIES, INC.
                      TWO NORTH RIVERSIDE PLAZA, SUITE 800
                            CHICAGO, ILLINOIS 60606

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

                                  INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Manufactured Home Communities, Inc., a Maryland corporation (the "Company"), of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on Tuesday, May 4, 2004 (the "Meeting"), and any adjournment or postponement thereof. The Company will pay the cost of soliciting these proxies. The Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. The Company may conduct further solicitation personally, by telephone or by facsimile through its employees, officers and directors, none of whom will receive additional compensation for assisting with the solicitation. Brokers and other nominees who held of record stock of the Company on March 12, 2004 (the "Record Date"), the record date for determining stockholders entitled to notice of and to vote at the Meeting, will be asked to contact the beneficial owners of the shares which they hold.

     This Proxy Statement and accompanying proxy are being mailed to stockholders commencing on or about April 6, 2004. The proxy, if properly executed and returned, will be voted according to your instructions, but it may be revoked at any time before it is exercised by giving notice of revocation in writing to the Secretary of the Company, by voting in person at the Meeting or by submitting a subsequently dated proxy to the Secretary of the Company at or prior to the Meeting. The mere presence at the Meeting of a stockholder who has granted a proxy shall not itself revoke the proxy. Shares held in street name may be voted in person only if the stockholder obtains a signed proxy from the record holder giving the stockholder the right to vote.

                               2003 ANNUAL REPORT

     Stockholders are concurrently being furnished a copy of the Company's 2003 Annual Report (the "Annual Report") and a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2003 (the "Form 10-K") as filed with the Securities and Exchange Commission (the "SEC"). Additional copies of the Annual Report and of the Form 10-K may be obtained by contacting Ellen Kelleher, Executive Vice President, General Counsel and Secretary of the Company, at Two North Riverside Plaza, Suite 800, Chicago, Illinois 60606, 312-279-1400; copies will be furnished promptly at no additional expense.

                                     VOTING

     Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Meeting. On the Record Date, 22,870,437 shares of the Company's common stock, par value $.01 per share ("Common Stock"), were outstanding. Each share of Common Stock outstanding on the Record Date entitles the holder thereof to one vote upon each matter to be voted upon at the Meeting. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the Meeting shall constitute a quorum. Shares represented by proxies that reflect abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. The affirmative vote of a plurality of all votes cast at the Meeting, if a quorum is present, is sufficient to elect each nominated director to the Board. An abstention as to any particular matter when passage requires the vote of a plurality or a majority of the votes entitled to be cast at the Meeting, however, does not constitute a vote "for" or "against" and will be disregarded in calculating the votes cast as to such matter. "Broker non-votes" (i.e., where a broker or nominee submits a proxy specifically indicating the lack of discretionary authority to vote on a matter) will be treated in the same manner as abstentions.

     If there is not a quorum at the Meeting, the stockholders entitled to vote at the Meeting, whether present in person or represented by proxy, shall only have the power to adjourn the Meeting until such time as there is a quorum. The Meeting may be reconvened without notice to the stockholders, other than an announcement at the prior adjournment of the Meeting, within 120 days after the Record Date, and a quorum must be present at such reconvened Meeting.

     If a proxy in the form enclosed is duly executed, dated and returned, and it has not been revoked in accordance with the instructions set forth therein, the shares of Common Stock represented thereby will be voted by Samuel Zell and Thomas P. Heneghan, the Board's proxy agents for the Meeting, in accordance with the specifications made thereon by the stockholder. If no such specifications are made, such proxy will be voted (i) for the election of all of the current director nominees to the Board, and (ii) at the discretion of Mr. Zell and Mr. Heneghan with respect to such other business as may properly come before the Meeting or any adjournment or postponement thereof.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The Board currently consists of eight members. The Company's charter (the "Charter") currently provides that all director nominees will be elected for one-year terms at each Annual Meeting of Stockholders. Biographical information for each of the director nominees is set forth below under the caption "Management."

     Each nominee has consented to be named in this Proxy Statement and to serve if elected. All nominees are currently directors. In the event that any nominee should become unable to serve as a director (which is not anticipated), the persons designated as representatives will cast votes for the remaining nominees and for such other person or persons as the Board may recommend.

     THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES NAMED BELOW. PROXIES SOLICITED BY THE BOARD WILL BE VOTED "FOR" THE NOMINEES UNLESS INSTRUCTIONS TO WITHHOLD SUCH VOTE OR TO THE CONTRARY ARE GIVEN.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth certain information with respect to the executive officers and directors of the Company.

NAME                                   AGE                          POSITION
----                                   ---                          --------
Samuel Zell..........................  62    Chairman of the Board
Howard Walker........................  64    Vice Chairman of the Board
Thomas P. Heneghan...................  40    President, Chief Executive Officer and Director
Roger A. Maynard.....................  45    Chief Operating Officer
Ellen Kelleher.......................  43    Executive Vice President, General Counsel and Secretary
Michael B. Berman....................  46    Vice President, Chief Financial Officer and Treasurer
Donald S. Chisholm...................  69    Director
Thomas E. Dobrowski..................  60    Director
Joe B. McAdams.......................  60    Director
Sheli Z. Rosenberg...................  62    Director
Gary L. Waterman.....................  62    Director

     The following is a biographical summary of the experience of the executive officers and directors of the Company. For information concerning membership as of the date of this Proxy Statement on committees of the Board, see "Committees of the Board; Meetings" below.

     Samuel Zell has been Chairman of the Board of the Company since March 1995 and was Chief Executive Officer of the Company from March 1995 to August 1996. Mr. Zell was Co-Chairman of the Board of the Company from its formation until March 1995. Mr. Zell was a director of Mobile Home Communities, Inc., the former manager of the Company's manufactured home communities, from 1983 until its dissolution in 1993. Mr. Zell has been chairman of the board of Equity Group Investments, L.L.C. ("EGI"), a private investment company, since 1999, and, until December 1998, was chairman of the board of Equity Group Investments, Inc. ("EGI, Inc."), a private investment company, for more than five years. Mr. Zell is chairman of the board of Anixter International Inc. ("Anixter"), a distributor of electrical and cable products; Capital Trust, Inc. ("Capital Trust"), a specialized finance company. Mr. Zell is chairman of the board of trustees of Equity Office Properties Trust ("Equity Office"), an equity real estate investment trust ("REIT") primarily focused on office buildings; and chairman of the board of trustees of Equity Residential Properties Trust, ("Equity Residential"), an equity REIT primarily focused on multifamily residential properties. Mr. Zell has been a director of Rewards Network, Inc. ("RNI"), an administrator of loyalty based consumer reward programs, since July 2002, and has been chairman of the board of RNI since September 2002. Mr. Zell is also chairman of the board of Danielson Holding Corporation ("Danielson"), a holding company for insurance, marine transportation and waste-to-energy businesses. Since July 2002, Mr. Zell has been chief executive officer of Danielson. Mr. Zell has announced his intention to step down as chief executive officer and as a director of Danielson prior to December 31, 2004.

     Howard Walker has been Vice-Chairman of the Board of the Company since May 2003 and Chair of the Board's Executive Committee since January 2004. Mr. Walker has been a director of the Company since November 1997. Mr. Walker was Chief Executive Officer of the Company from December 1997 to December 2003. Mr. Walker was President of the Company from September 1997 to May 2000, and President of Realty Systems, Inc., an affiliate of the Company, from March 1995 to April 2000. Mr. Walker was a Vice President of the Company from January 1995 to March 1995.

     Thomas P. Heneghan has been President and Chief Executive Officer of the Company since January 2004. Mr. Heneghan has been a director of the Company since March 2004. Mr. Heneghan is a member of the Company's management committee (the "Management Committee"), which was created in

1995 and is comprised of the Company's senior executive officers. Mr. Heneghan was President and Chief Operating Officer of the Company from May 2000 to December 2003. Mr. Heneghan was Executive Vice President, Chief Financial Officer and Treasurer of the Company from April 1997 to May 2000, and Vice President, Chief Financial Officer and Treasurer of the Company from February 1995 to March 1997.

     Roger A. Maynard has been Chief Operating Officer of the Company since January 2004. Mr. Maynard is also a member of the Management Committee. Mr. Maynard was Senior Vice President for national operations of the Company from January 2003 to December 2003. Mr. Maynard was Senior Regional Vice President for the Company's Eastern division from September 2001 to December 2002, and Senior Regional Vice President for the Company's Southeastern region from January 2000 to September 2001. Mr. Maynard was Regional Vice President for the Company's Southeastern region from June 1998 to December 1999, and Regional Vice President for the Company's Northeastern region from October 1997 to June 1998.

     Ellen Kelleher has been Executive Vice President and General Counsel of the Company since March 1997, and has been Secretary of the Company since May 2000. Ms. Kelleher is also a member of the Management Committee. Ms. Kelleher was Senior Vice President, General Counsel and Assistant Secretary of the Company from March 1994 to March 1997.

     Michael B. Berman has been Vice President, Chief Financial Officer and Treasurer of the Company since September 2003. Mr. Berman is also a member of the Management Committee. In 2003, Mr. Berman was an associate professor at New York University Real Estate Institute. Mr. Berman was a managing director in the Investment Banking department at Merrill Lynch & Co. from 1995 to 2002.

     Donald S. Chisholm has been a director of the Company since March 1993. Mr. Chisholm is president of Vernon Development Co., the developer of a 650-acre golf course community, and of Ann Arbor Associates Inc., a real estate development and management company, both for more than five years.

     Thomas E. Dobrowski has been a director of the Company since March 1993. Mr. Dobrowski has been the managing director of real estate and alternative investments of General Motors Investment Management Corporation since December 1994. Mr. Dobrowski is a director of Capital Trust. Mr. Dobrowski is also a trustee of Equity Office.

     Joe B. McAdams has been a director of the Company since January 2004. From July 1991 to December 2003, Mr. McAdams was president and chief executive officer of Affinity Group, Inc. ("AGI"), a leading provider of products and services to the recreational vehicle market. Mr. McAdams is a director of AGI as well as Liberty Publishing Company.

     Sheli Z. Rosenberg has been a director of the Company since August 1996. In 2002, Mrs. Rosenberg was appointed the Lead Director of the Company. Mrs. Rosenberg was vice chairman of EGI from January 2000 through December 2003. Mrs. Rosenberg was president of EGI, Inc. from November 1994 to December 1999, and chief executive officer of EGI, Inc. from November 1994 to December 1998. Mrs. Rosenberg was a principal of the law firm of Rosenberg & Liebentritt from 1980 to September 1997. Mrs. Rosenberg is a director of CVS Corporation, an owner and operator of drug stores; Cendant Corporation, a travel related, real estate related and direct marketing consumer and business services company; and Ventas, Inc., an owner of real estate in the health care field. Mrs. Rosenberg is a trustee of Equity Office and Equity Residential.

     Gary L. Waterman has been a director of the Company since March 1993. Since 1989, Mr. Waterman has been president of Waterman Limited, a real estate services and investment company that he founded. Mr. Waterman is a director and member of the compensation committee of Java Trading Company, a wholesale coffee roasting company.

     The Board has determined that, other than Mr. Walker and Mr. Heneghan, each director nominee qualifies as an "independent" director in accordance with the rules of The New York Stock Exchange

(the "NYSE") and the director independence guidelines established by the Board as part of its Guidelines on Corporate Governance.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

     Any stockholder or other interested party who has a concern or inquiry regarding the conduct of the Company may communicate directly with the Board or the non-management directors by contacting the Lead Director, who will receive all such communications on behalf of the Board or the non-management directors (as applicable). Communications may be confidential or anonymous, and may be submitted in writing to the Lead Director, c/o Secretary, Manufactured Home Communities, Inc., Two North Riverside Plaza, Suite 800, Chicago, Illinois 60606. All written communications will be received and processed by the Secretary of the Company and all substantive communications will be referred to the Lead Director. All such communications will be reviewed and, if necessary, investigated and/or addressed by the Lead Director and the status of such communications will be reported to the Board or the non-management directors (as applicable) on a quarterly basis. The Lead Director may direct special treatment, including the retention of outside advisors or counsel, for any such concern or inquiry.

     Although each director is strongly encouraged to attend each Annual Meeting of Stockholders, the Board has no formal policy with respect to such attendance. Six of the seven directors in office as of the date of the 2003 Annual Meeting of Stockholders were in attendance at such meeting.

NON-MANAGEMENT DIRECTORS EXECUTIVE SESSIONS

     Commencing with the first Board meeting following the Meeting, executive sessions of the Company's non-management directors will be scheduled in connection with all regularly scheduled meetings of the Board and may be held without management present at such other times as requested by the non-management directors. The presiding director at these executive sessions will be the Lead Director.

COMMITTEES OF THE BOARD; MEETINGS

     Meetings: During the year ended December 31, 2003, the Board held six meetings and took four actions by unanimous written consent. Each of the directors attended 75% or more of the total number of the meetings of the Board and of its committees on which he or she served.

     Executive Committee: The Executive Committee of the Board is composed of Messrs. Zell, Walker and Chisholm. The Executive Committee has the authority, within certain parameters set by the Board, to acquire, dispose of and finance investments for the Company (including the issuance of additional limited partnership interests of MHC Operating Limited Partnership ("OP Units")) and to execute contracts and agreements, including those related to the borrowing of money by the Company, and generally exercise all other powers of the Board except as prohibited by law. During the year ended December 31, 2003, the Executive Committee held no meetings and took five actions by unanimous written consent.

     Compensation, Nominating and Corporate Governance Committee: The Compensation, Nominating and Corporate Governance Committee of the Board (the "Compensation Committee") is composed of Messrs. Chisholm and Waterman and Mrs. Rosenberg. The Board has determined that each of the Compensation Committee members is an "independent" director within the meaning set forth in the NYSE listing standards. The Compensation Committee determines compensation for the Company's executive officers and exercises all powers of the Board in connection with compensation matters, including incentive compensation and benefit plans. The Compensation Committee also has the authority to grant stock options, stock appreciation rights and restricted stock awards in accordance with the Company's 1992 Stock Option and Stock Award Plan, as amended and restated (the "Plan"), to the management of the Company and its subsidiaries, other employees and consultants. In addition, the Compensation Committee identifies and recommends qualified individuals to become Board members, develops and recommends the Guidelines on Corporate Governance applicable to the Company and recommends to the Board director nominees for each committee of the Board. During the year ended December 31, 2003, the Compensation Committee held six meetings and took no actions by unanimous written consent.

     Audit Committee: The Audit Committee of the Board is composed of Messrs. Dobrowski and McAdams and Mrs. Rosenberg. David A. Helfand served as Chair of the Audit Committee during 2003 and during 2004 until his resignation from the Board on March 26, 2004. The Board has determined that each of the Audit Committee members is an "independent" director within the meaning set forth in the NYSE listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Board has also determined that Mr. McAdams is an "audit committee financial expert" as such term is defined by the SEC in Item 401(h) of Regulation S-K. The Audit Committee is governed by the Manufactured Home Communities, Inc. Audit Committee Charter attached as Appendix A to this Proxy Statement. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the Company's independent public accountants the plans for and results of the audit engagement, approves professional services provided by the Company's independent public accountants, reviews the independence of the Company's independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. During the year ended December 31, 2003, the Audit Committee held five meetings and took no actions by unanimous written consent.

BOARD MEMBER NOMINATIONS

     Board member nominations are governed by the Manufactured Home Communities, Inc. Compensation, Nominating and Corporate Governance Committee Charter. The Compensation Committee will consider nominees recommended by stockholders. If you wish to recommend a person whom you consider qualified to serve on the Board, you must give written notice to the Secretary of the Company in accordance with the requirements described in "Stockholder Proposals." This notice must contain (i) as to each nominee, all information that would be required to be disclosed in a proxy statement with respect to the election of directors pursuant to the Exchange Act, (ii) the name and address of the stockholder giving the notice, (iii) the number of shares of Common Stock owned beneficially and of record by such stockholder, and (iv) the written consent of each nominee to serve as a director if so elected. The Compensation Committee will consider and evaluate persons recommended by stockholders in the same manner as potential nominees identified by the Board and/or the Compensation Committee.

     The Compensation Committee identifies nominees for director from various sources. In assessing potential director nominees, the Compensation Committee considers the character, background and professional experience of candidates. All nominees should possess good judgment and an inquiring and independent mind. Familiarity with the issues affecting the Company are among the relevant criteria. All director nominees must possess a reputation for the highest personal and professional ethics, integrity and values. The Compensation Committee will also carefully consider any potential conflicts of interest. Nominees must also be willing and able to devote sufficient time and effort to carrying out the duties and responsibilities of a director effectively, and should be committed to serve on the Board for an extended period of time.

CORPORATE GOVERNANCE

     The Board regularly re-evaluates the Company's corporate governance policies and benchmarks those policies against rules and regulations of governmental authorities, the best practices of other public companies and suggestions received from various authorities. The Board recently adopted the Manufactured Home Communities, Inc. Guidelines on Corporate Governance (the "Guidelines on Corporate Governance"). The Company also adopted the Manufactured Home Communities, Inc. Business Ethics and Conduct Policy (the "Business Ethics and Conduct Policy"), which applies to all directors, officers and employees of the Company.

     The Guidelines on Corporate Governance, the Business Ethics and Conduct Policy and the charters of the Audit Committee and the Compensation Committee are each available on the Company's website at http://www.mhchomes.com, and a copy of same may be obtained free of charge by sending a written request to Manufactured Home Communities, Inc., Attn: Investor Relations Department, Two North Riverside Plaza, Chicago, Illinois 60606 or by contacting the Company's Investor Relations Department at investor _relations@mhchomes.com.

                             EXECUTIVE COMPENSATION

     The following table shows information with respect to the annual compensation for services rendered to the Company for the fiscal years ended December 31, 2003, December 31, 2002 and December 31, 2001 by the Company's Chief Executive Officer and those persons who were, at December 31, 2003, the next four most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM
                                                                     COMPENSATION AWARDS
                                                 ANNUAL           -------------------------
                                              COMPENSATION         RESTRICTED    SECURITIES
                                          ---------------------      COMMON      UNDERLYING    ALL OTHER
NAME AND PRINCIPAL POSITION                             BONUS     STOCK AWARDS    OPTIONS     COMPENSATION
(AS OF 12/31/03)                   YEAR   SALARY($)   ($)(1)(2)    ($)(3)(4)     GRANTED(#)      ($)(5)
---------------------------        ----   ---------   ---------   ------------   ----------   ------------
Howard Walker....................  2003    500,000     250,000       65,340           0           8,000
  Chief Executive Officer,         2002    500,000     223,897      697,888           0          10,000
  Vice Chairman, Director,         2001    273,000     103,000       53,980           0           8,500
  and Member of Management
  Committee(6)
Thomas P. Heneghan...............  2003    270,000           0            0           0           8,000
  President, Chief Operating       2002    270,000     175,000      560,700           0          10,000
  Officer and Member of            2001    261,500     113,600            0           0           8,500
  Management Committee(7)
Ellen Kelleher...................  2003    252,000     150,000            0           0           8,000
  Executive Vice President,        2002    252,000     195,910      490,613           0          10,000
  General Counsel, Secretary and   2001    244,500     103,000            0           0           8,500
  Member of Management Committee
Roger A. Maynard.................  2003    175,000     150,000            0           0           8,000
  Senior Vice President for        2002    175,000     100,000            0           0          10,000
  National Operations(8)           2001    128,500      35,000            0           0           6,416
Michael B. Berman................  2003     61,062      50,000            0           0               0
  Vice President, Chief            2002         --          --           --          --              --
  Financial Officer, Treasurer     2001                                              --              --
  and                                           --          --           --
  Member of Management
  Committee(9)

---------------

(1) Actual payment of 2001 bonuses was made in 2002. Bonuses for 2002 and 2003 were paid in the year during which they were earned.

(2) Under the Company's MBO bonus plan, an officer who receives a management-by-objective ("MBO") bonus receives 50% of the MBO bonus in cash and 50% of the MBO bonus in the form of a stock award. The officer may request, subject to approval by the Compensation Committee, to receive any portion of the MBO bonus in the form of a stock award. To the extent that an officer receives up to 50% of the MBO bonus as a stock award, the stock award is calculated using the fair market value of a share of Common Stock as of the date the MBO bonus is paid or (for 2002) as of the date the MBO bonus is declared. If more than 50% of the MBO bonus is to be paid as a stock award, the additional stock award is calculated using the most recent purchase price for a share of

Common Stock under the Company's Non-Qualified Employee Stock Purchase Plan ("ESPP") or the price that would be used under the ESPP for the offering period then in progress if the period ended the day the MBO bonus was paid, which is less than the fair market value of a share of Common Stock on the day the MBO bonus is paid. Bonus amounts reflected for certain of the named executive officers for each of the years indicated include the discount on shares of Common Stock with respect to elections they made to receive more than 50% of the MBO bonus as a stock award, as follows: (a) for 2001, Mr. Heneghan; (b) for 2002, Mr. Walker and Ms. Kelleher; and (c) for 2003, none.

(3) The total number and value of shares of Common Stock ("Restricted Common Stock") awarded pursuant to restricted stock grants ("Restricted Common Stock Awards") in various years, pursuant to the plans and programs described below under "Compensation Committee Report on Executive Compensation", and held by each named executive officer as of December 31, 2003, were as follows:

                                                            NUMBER OF SHARES   VALUE($)
                                                            ----------------   ---------
    Howard Walker.........................................       23,064         868,360
    Thomas P. Heneghan....................................       18,500         696,525
    Ellen Kelleher........................................       13,938         524,766
    Roger A. Maynard......................................        4,000         150,600
    Michael B. Berman.....................................            0               0

     All holders of Restricted Common Stock receive any dividends paid on such shares.

(4) The number of shares of Restricted Common Stock granted to each named executive officer effective January 5, 2004 pursuant to the 2004 Program, as described below under "Compensation Committee Report on Executive Compensation", was as follows (each of these awards is subject to a vesting schedule, with one-third of the award vesting on December 10, 2004; one-third vesting on December 10, 2005; and the remainder vesting on December 10, 2006):

    Howard Walker...............................................       0
    Thomas P. Heneghan..........................................  40,000
    Ellen Kelleher..............................................  25,000
    Roger A. Maynard............................................  30,000
    Michael B. Berman...........................................  25,000

     Note: The cumulative totals set forth in footnote (3) above do not include this award.

     No Restricted Common Stock was granted to the named executive officers in 2003, except as described in footnote (6) below with respect to Mr. Walker.

     The number of shares of Restricted Common Stock granted to each named executive officer in 2002 was as follows (each of these awards is subject to a vesting schedule, with 50% of the award vesting immediately; 25% vesting one year from the date of the award; and the remainder vesting two years from the date of the award):

    Howard Walker...............................................  20,250
    Thomas P. Heneghan..........................................  18,000
    Ellen Kelleher..............................................  15,750
    Roger A. Maynard............................................       0
    Michael B. Berman...........................................       0

     No Restricted Common Stock was granted to the named executive officers in 2001, except as described in footnote (6) below with respect to Mr. Walker.

(5) Includes employer matching contributions and profit sharing contributions pursuant to The MHC Advantage Retirement Savings Plan.

(6) As a member of the Board, Mr. Walker received awards of 2,000 shares of Restricted Common Stock on May 8, 2001, on May 8, 2002 and on May 13, 2003. Each of these awards is subject to a vesting schedule, with one-third of the award vesting six months from the date of the award; one-third vesting one year from the date of the award; and the remainder vesting two years from the date of the award. Mr. Walker retired as Chief Executive Officer as of December 31, 2003.

(7) Mr. Heneghan became President and Chief Executive Officer as of January 1, 2004, and became a director in March 2004.

(8) Mr. Maynard became Chief Operating Officer and a member of the Management Committee as of January 1, 2004.

(9) Mr. Berman became Vice President, Chief Financial Officer and Treasurer and a member of the Management Committee as of September 30, 2003.

                       OPTION GRANTS IN LAST FISCAL YEAR

     There were no option grants in fiscal year 2003 to any of the executive officers named in the Summary Compensation Table.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                           NUMBER OF        VALUE OF UNEXERCISED
                                                      UNEXERCISED OPTIONS   IN-THE-MONEY OPTIONS
                            SHARES                       AT FY-END(#)           AT FY-END($)
                          ACQUIRED ON      VALUE         EXERCISABLE/           EXERCISABLE/
NAME                      EXERCISE(#)   REALIZED($)      UNEXERCISABLE         UNEXERCISABLE
----                      -----------   -----------   -------------------   --------------------
Howard Walker...........         0              0             0/0                   0/0
Thomas P. Heneghan......    12,000        196,932             0/0                   0/0
Ellen Kelleher..........         0              0             0/0                   0/0
Roger A. Maynard........         0              0             0/0                   0/0
Michael B. Berman.......         0              0             0/0                   0/0

                             DIRECTOR COMPENSATION

     The Company paid each of its non-employee directors an annual fee of $30,000 in 2003. In addition, directors who serve on the Executive Committee, Audit Committee or Compensation Committee receive an additional $1,000 per annum for each committee on which they serve. Committee chairs receive an additional $500 per annum. Directors who are employees of the Company are not paid any directors' fees. The Company reimburses the directors for travel expenses incurred in connection with their activities on behalf of the Company. On the date of the first Board meeting after each Annual Meeting of Stockholders, each director then in office will receive at the director's election either an annual grant of options to purchase 10,000 shares of Common Stock at the then-current market price or an annual grant of 2,000 shares of Restricted Common Stock. In January 2004, Mr. Zell was awarded options to purchase 100,000 shares of Common Stock, which he elected to receive as 20,000 shares of Restricted Common Stock, for services rendered as Chairman of the Board during 2003; Mrs. Rosenberg was awarded options to purchase 25,000 shares of Common Stock, which she elected to receive as 5,000 shares of Restricted Common Stock, for services rendered as Lead Director during 2003; and Mr. Helfand was awarded options to purchase 15,000 shares of Common Stock, which he elected to receive as 3,000 shares of Restricted Common Stock, for services rendered as Audit Committee Financial Expert and Audit Committee Chair during 2003. One-third of the shares of Restricted Common Stock covered by these awards vests on each of December 31, 2004, December 31, 2005 and December 31, 2006.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee members for 2003 were Messrs. Chisholm and Waterman and Mrs. Rosenberg. No Compensation Committee interlocking relationships existed in 2003. For a description of certain transactions with Board members or their affiliates, see "Certain Relationships and Related Transactions."

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee determines the compensation of the Company's officers, including those named in the Summary Compensation Table, and guides the Company's overall philosophy towards compensation of its employees. The Compensation Committee believes that the compensation of the Company's Chief Executive Officer and all of the Company's officers should be both competitive and based on individual and Company performance.

     The Company's executive salary structure is reviewed annually by the Compensation Committee using the SNL Executive Compensation Review for REITs ("SNL Survey") for guidance. In addition, the entire Company's salary structure is reviewed annually. Where salary information is unavailable for a particular position, other positions having similar responsibilities either within the Company or in companies of comparable size are used. Salary increases are based upon overall Company performance and upon each officer's (including the Chief Executive Officer's) performance and contribution to the Company's performance.

     The Company's compensation policy takes into account a review of local and national peer group salary surveys focusing primarily on the SNL Survey. The SNL Survey contains detailed compensation and performance data on publicly traded REITs. The Compensation Committee believes the SNL Survey provides comparable salary data for the Company. The Compensation Committee believes that the Company's compensation levels compare favorably to the Company's peer groups described in the surveys and targets median to high compensation levels for the Company's officers. This is not the same peer group that is used in the Performance Graph on page 14.

     The Compensation Committee believes that attracting and retaining highly qualified executives is accomplished by providing competitive base salaries and meaningful incentives, both short-term and long-term, intended to reward performance and retain experienced management. During the fiscal year ended December 31, 2003, there were three major components of executive compensation: base salary, bonus and long-term incentives in the form of Restricted Common Stock Awards. The Compensation Committee has deliberately kept base salaries at levels which may compare less favorably with comparable positions in other companies. This allows the Compensation Committee to reward officers' performance through bonuses and long-term incentives such as Restricted Common Stock Awards. Further short-term and mid-term incentives for officers are accomplished through the Company's MBO bonus plan. The MBO bonus plan involves the Company and the officer jointly setting goals for such officer at the beginning of each year.

     Benchmarks for determining base salary and bonus levels include targeted funds from operations ("FFO") levels, strength of the balance sheet and creation of stockholder value. Each performance measure carries equal weight.

     In 2003, the Company's core business continued to deliver solid operating performance. The Company successfully completed a recapitalization in which it borrowed over $500,000,000 at a per annum interest rate of approximately 5.8% with a weighted average maturity of approximately nine (9) years. To successfully deploy the proceeds of the recapitalization, the Company paid a special dividend and initiated an acquisition program. However, partly as a result of the increased interest expense associated with the recapitalization, results of operations of the Company's sales subsidiary and dilution as a result of dispositions during 2002, FFO decreased year over year. As a result, the

Compensation Committee determined that MBO bonuses would be eliminated or reduced for certain officers of the Company.

     MBO bonuses, if paid, are paid to the officers of the Company 50% in cash and 50% in a stock award calculated using the fair market value of a share of Common Stock on the date the bonus is paid. The officer may request, subject to the Compensation Committee's approval, to receive more or less of the bonus in the form of a stock award. To the extent that the officer receives more than 50% of the MBO bonus as a stock award, the stock award is calculated using the most recent purchase price for a share of Common Stock under the Employee Stock Purchase Plan ("ESPP") or the price that would be used under the ESPP for the offering period then in progress if the period ended the day the MBO bonus was paid.

     To provide long-term incentives for officers and to retain qualified officers, the Company has created performance and tenure-based Restricted Common Stock Award programs. The vesting of Restricted Common Stock Awards is subject to acceleration in the case of death, disability and involuntary termination not for cause or change of control of the Company. The Compensation Committee recognizes that the interests of stockholders are best served by giving key employees the opportunity to participate in the appreciation of the Company's Common Stock.

     In 1998, the Company implemented an incentive program tied to achieving targeted levels of FFO per share through 2003 (the "1998 Program"). On November 24, 1998, Restricted Common Stock Awards were granted to certain officers and other employees under the 1998 Program. In 2000 and 2001, awards were made under the 1998 Program to additional members of senior management (excluding officers who had received awards in 1998). Any Restricted Common Stock awarded under the 1998 Program vested over a five-year period, with lapsing of restrictions tied to achieving targeted levels of FFO per share. Vesting with respect to 100% of the Restricted Common Stock awarded occurred under the 1998 Program as of December 31, 2003.

     In December 2001, the Compensation Committee created the 2004 Long Term Restricted Stock Plan (the "2004 Program"), which provides for shares of Restricted Common Stock to be granted on January 5, 2004 to individuals who are employed by the Company on November 15, 2001 and on January 5, 2004 and who hold the respective titles of Chief Executive Officer, Chief Operating Officer, General Counsel and Chief Financial Officer, as well as certain other titles on such grant date. Any shares granted on January 5, 2004 would be subject to a further three year vesting schedule, with one-third vesting December 10, 2004, one-third vesting December 10, 2005 and one-third vesting December 10, 2006, with vesting based solely on an individual's tenure in such titled positions. In connection with the hiring of Mr. Berman, Chief Financial Officer of the Company, in September 2003, the Compensation Committee waived the requirement that Mr. Berman hold such title on the grant date in order be eligible to receive a grant of Restricted Common Stock under the 2004 Program; as a result, Mr. Berman received such a grant on January 5, 2004.

     Mr. Walker is not eligible for the 2004 Program. In lieu of the 2004 Program for Mr. Walker and in order to provide for an orderly transition of senior management, Mr. Walker received an employment contract ending May 17, 2004 providing for an annual base salary of $500,000 and annual bonus range not to exceed $250,000.

     To encourage Mr. Walker to remain employed by the Company, the Company has entered into a deferred compensation agreement with Mr. Walker. The agreement, entered into in December 2000, provides Mr. Walker with a salary benefit commencing May 17, 2004. Pursuant to the agreement, commencing on such date Mr. Walker will receive an annual deferred compensation payment in the amount of $200,000 for a ten year period. The Company has purchased an annuity for approximately $1,200,000 to fund its future obligations under the agreement. The annuity is held by a trust for the benefit of Mr. Walker and is subject to the claims of creditors of the Company.

     During 2003, Mr. Walker, who served as the Chief Executive Officer of the Company, received a base annual salary of $500,000 and a cash bonus of $250,000 pursuant to the agreement described above. In establishing Mr. Walker's compensation for 2003, the Compensation Committee considered Mr. Walker's individual performance and the performance of the Company. The Compensation Committee recognized that under Mr. Walker's six-year leadership of the Company, the Company's revenues have increased almost 40%, its FFO per share have grown approximately 40% (adjusted for the impact of the Company's recapitalization in 2003), and its total return to investors was nearly 100%. The Compensation Committee also acknowledged that in 2003, Mr. Walker's performance satisfied the goals set by the Compensation Committee for both the Company and Mr. Walker individually, including but not limited to the requirements for succession established in 2001. The Compensation Committee further determined that Mr. Walker's base salary and bonus were appropriate in relation to market data and the base salaries of other Chief Executive Officers within the Company's industry and within publicly traded companies of similar size.

     No options were granted to employees of the Company during 2003.

     The Compensation Committee believes that the compensation program properly rewards the Company's officers for achieving improvements in the Company's performance and serving the interests of its stockholders.

     The Company may or may not structure compensation arrangements to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

                                          Respectfully submitted,

                                          Sheli Z. Rosenberg, Chair
                                          Donald S. Chisholm
                                          Gary L. Waterman
March 31, 2004

                             AUDIT COMMITTEE REPORT

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Audit Committee is governed by a written charter approved by the Board. In accordance with this charter, the Audit Committee oversees the accounting, auditing and financial reporting practices of the Company. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Audit Committee reviewed with the Company's independent accountants, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards) and the accountants' independence from the Company and management, including the matters in the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and considered the compatibility of non-audit services provided to the Company by the independent accountants with the accountants' independence.

     The Audit Committee discussed with the Company's independent accountants the overall scope and plans for their audit. The Audit Committee met with the independent accountants, with and without management present, to discuss the results of their examinations, their evaluation of the Company's internal controls and the overall quality of the Company's financial reporting.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Form 10-K for filing with the SEC.

                                          Respectfully submitted,

                                          David A. Helfand, Chair
                                          Thomas E. Dobrowski
                                          Sheli Z. Rosenberg

March 26, 2004

AUDIT AND NON-AUDIT FEES

     Audit Fees. The aggregate fees billed (or expected to be billed) for fiscal years 2003 and 2002 for professional services rendered by the independent accountants for the audit of the Company's financial statements and for the reviews by the independent accountants of the financial statements included in the Company's Forms 10-Q were $261,750 and $231,000, respectively.

     Audit-Related Fees. The aggregate fees billed (or expected to be billed) for fiscal years 2003 and 2002 for assurance and related services by the independent accountants that are reasonably related to the performance of the audit or review of the Company's financial statements that are not reported as "Audit Fees" above were $26,200 and $24,700, respectively. These fees consist primarily of fees for services provided to assist the Company with attest services related to audits of subsidiaries and benefit plans.

     Tax Fees. The aggregate fees billed (or expected to be billed) for fiscal years 2003 and 2002 for professional services rendered by the independent accountants for tax compliance, tax advice and tax planning were $10,000 and $20,000, respectively. These fees consist primarily of fees for services provided to assist the Company with tax return preparation and review and corporate tax compliance services.

     All Other Fees.  There were no other fees in fiscal years 2003 and 2002.

     Auditor Independence. The Audit Committee has determined that the independent accountants' provision of the non-audit services described above is compatible with maintaining the independent accountants' independence.

     Policy on Pre-Approval. The Company and the Audit Committee are committed to ensuring the independence of the independent auditors of the Company, both in fact and in appearance. In this regard, the Audit Committee has established a pre-approval policy in accordance with the applicable rules of the SEC.

                               PERFORMANCE GRAPH

     The following performance graph compares total stockholders' return on the Common Stock since December 31, 1998 with the Standard and Poors ("S&P") 500 Stock Index and the index of equity REITs prepared by the National Association of Real Estate Investment Trusts ("NAREIT"). The Common Stock price performance graph assumes that an investment of $100 was made on December 31, 1998 in the Common Stock and in each of the two indexes and further assumes the reinvestment of all dividends. Equity REITs are defined as those REITs which derive more than 75% of their income from equity investments in real estate assets. The NAREIT equity index includes all tax qualified REITs listed on the NYSE, the American Stock Exchange or the NASDAQ Stock Market. Common Stock price performance presented for the period from December 31, 1998 through December 31, 2003 is not necessarily indicative of future results.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
                       ASSUMES INITIAL INVESTMENT OF $100
                                 DECEMBER 2003

                              [PERFORMANCE GRAPH]

--------------------------------------------------------------------------------------------------------------
                                          1998        1999        2000        2001        2002        2003
--------------------------------------------------------------------------------------------------------------
 Company                    Return %                    3.30       27.37       14.36        0.65       32.67
                        Cumulative $     $100.00     $103.30     $131.58     $150.47     $151.45     $200.92
 S&P 500                    Return %                   21.05       -9.10      -11.88      -22.10       28.69
                        Cumulative $     $100.00     $121.05     $110.02     $ 96.95     $ 75.52       97.19
 NAREIT Equity              Return %                   -4.62       26.37       13.89        3.81       37.14
                        Cumulative $     $100.00     $ 95.38     $120.53     $137.27     $142.50     $195.43

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information as of the Record Date (except as noted), with respect to each person who is known by the Company's management to be the beneficial owner of more than 5% of the outstanding shares of Common Stock.

                                                               AMOUNT AND
                                                               NATURE OF
                                                               BENEFICIAL    PERCENTAGE
NAME AND BUSINESS ADDRESS OF BENEFICIAL OWNER                 OWNERSHIP(1)    OF CLASS
---------------------------------------------                 ------------   ----------
Samuel Zell and entities affiliated with Samuel Zell and       3,701,785       14.4%
  Ann Lurie and entities affiliated with Ann Lurie(2).......
  Two North Riverside Plaza
  Chicago, Illinois 60606
FMR Corp.(3)................................................   3,050,254       13.3%
  82 Devonshire Street
  Boston, Massachusetts 02109
General Motors Employes Global Group Pension Trust(4).......   2,271,198        9.9%
  c/o General Motors Investment
  Management Corporation
  767 Fifth Avenue
  New York, New York 10153
Morgan Stanley(5)...........................................   1,635,244        7.2%
  1585 Broadway
  New York, New York 10036

---------------

(1) MHC Operating Limited Partnership (the "Operating Partnership") is the entity through which the Company conducts substantially all of its operations. The limited partners of the Operating Partnership own units of limited partnership interest ("OP Units") which are convertible into an equivalent number of shares of Common Stock. In accordance with SEC regulations governing the determination of beneficial ownership of securities, the percentage of Common Stock beneficially owned by a person assumes that all OP Units held by the person are exchanged for Common Stock, that none of the OP Units held by other persons are so exchanged, that all options exercisable within 60 days of the Record Date to acquire Common Stock held by the person are exercised and that no options to acquire Common Stock held by other persons are exercised.

(2) Includes Common Stock, OP Units which are exchangeable for Common Stock, and options to purchase Common Stock which are currently exercisable or exercisable within 60 days of the Record Date owned as follows:

                                                COMMON
                                                 STOCK    OP UNITS    OPTIONS
                                                -------   ---------   -------
    Samuel Zell...............................  86,865           --   629,999
    Samuel Zell Revocable Trust...............  10,551           --        --
    Helen Zell Revocable Trust................   2,000
    Samstock/SZRT, L.L.C. ....................  294,133      13,641        --
    Samstock/ZGPI, L.L.C. ....................   6,003           --        --
    Samstock, L.L.C. .........................  446,000     601,665        --
    Samstock/ZFT, L.L.C. .....................   8,887      187,278        --
    Samstock/Alpha, L.L.C. ...................   8,887           --        --
    EGI Holdings, Inc. .......................      --      579,873        --
    Donald S. Chisholm Trust..................   7,000           --        --
    Anda Partnership..........................      --      233,694        --
    LFT Partnership...........................      --        5,436        --
    EGIL Investments, Inc. ...................      --      579,873        --
    TOTALS:...................................  870,326   2,201,460   629,999
                                                =======   =========   =======

     Mr. Zell does not have a pecuniary interest in 2,000 shares of Common Stock reported above held by the Helen Zell Revocable Trust, the trustee of which is Helen Zell, Mr. Zell's spouse. Mr. Zell also does not have a pecuniary interest in 7,000 shares of Common Stock reported above held by the Donald
     S. Chisholm Trust, the trustee of which is Mr. Zell.

     The number in the table includes 469,777 shares of Common Stock and 2,187,819 OP Units in which Mr. Zell has a pecuniary interest but with respect to which he does not have voting or dispositive power. 469,777 shares of Common Stock and 1,368,816 OP Units are indirectly owned by trusts established for the benefit of Mr. Zell and his family, the trustee of which is Chai Trust Company, L.L.C. ("Chai Trust"). Mr. Zell is not an officer or director of Chai Trust and does not have voting or dispositive power with respect to such Common Stock or OP Units. Additionally, 819,003 OP Units are held by EGIL Investments, Inc. ("EGIL"), Anda Partnership and LFT Partnership. Under a shareholders' agreement dated December 31, 1999, trusts established for the benefit of the family of Ann and Robert Lurie have the power to vote and to dispose of the OP Units beneficially owned by EGIL. In addition, Ann Lurie and Mark Slezak each share the power to vote or to direct the vote and share the power to dispose or to direct the disposition of OP Units held by Anda Partnership and LFT Partnership, and Mr. Zell does not have a pecuniary interest in the OP Units held thereby. Mr. Zell disclaims beneficial ownership of such 469,777 shares of Common Stock and 2,187,819 OP Units, except to the extent of his pecuniary interest therein.

(3) Pursuant to a Schedule 13G/A filed with the SEC for calendar year 2003, Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. ("FMR") and an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 ("Investment Act"), is the beneficial owner of 2,722,850 shares of Common Stock as a result of acting as investment advisor to various investment companies under the Investment Act. The ownership of one investment company, Growth & Income Fund ("G&I"), amounted to 1,220,100 shares or 5.3% of the Common Stock outstanding. G&I has its principal office at 82 Devonshire Street, Boston, Massachusetts 02109. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR, is the beneficial owner of 327,404 shares of Common Stock as a result of serving as investment manager of certain institutional accounts.

(4) The shares of Common Stock reported herein are held of record by State Street Bank & Trust Company, acting as trustee (the "Trustee") for the General Motors Employes Global Group Pension Trust (the "GM Trust Fund"), a trust formed under and for the benefit of certain employee benefit plans of General Motors Corporation ("GM") and its subsidiaries and a former GM affiliate and its subsidiaries. These shares may be deemed to be owned beneficially by General Motors Investment Management Corporation ("GMIMC"), a wholly owned subsidiary of GM. GMIMC's principal business is providing investment advice and investment management services with respect to the assets of certain employee benefit plans of GM and its subsidiaries and former affiliates. The Trustee may vote and dispose of the shares held by the GM Trust Fund only pursuant to the direction of GMIMC personnel, and accordingly beneficial ownership of the shares by the Trustee is disclaimed.

(5) Pursuant to a Schedule 13G/A filed with the SEC for calendar year 2003, Morgan Stanley and its wholly-owned subsidiary, Morgan Stanley Investment Management Inc. ("MSIM"), are the beneficial owners of 1,635,244 shares of Common Stock, including shares owned through accounts managed by them on a discretionary basis. MSIM has shared voting power and shared dispositive power over 1,198,850 shares of Common Stock. Morgan Stanley has shared voting power and shared dispositive power over 1,047,200 shares of Common Stock.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of the Record Date, certain information with respect to the Common Stock that may be deemed to be beneficially owned by each director of the Company, by the executive officers named in the Summary Compensation Table and by all such directors and executive officers as a group. The address for each of the directors and executive officers is c/o Manufactured Home Communities, Inc., Two North Riverside Plaza, Suite 800, Chicago, Illinois 60606. Unless otherwise indicated, each person has sole investment and voting power, or shares such power with his or her spouse, with respect to the shares set forth in the following table.

                                          SHARES OF   SHARES UPON
                                           COMMON     EXERCISE OF               PERCENTAGE
NAME OF BENEFICIAL HOLDER                 STOCK(1)    OPTIONS(2)      TOTAL     OF CLASS(3)
-------------------------                 ---------   -----------   ---------   -----------
Michael B. Berman.......................     34,637          --        34,637         *
Donald S. Chisholm(4)...................     70,062      30,000       100,062         *
Thomas E. Dobrowski(5)..................         --      53,333        53,333         *
Thomas P. Heneghan......................    305,364          --       305,364       1.3%
Ellen Kelleher..........................    255,369          --       255,369       1.1%
Roger A. Maynard........................     41,801          --        41,801         *
Joe B. McAdams..........................         --          --            --         *
Sheli Z. Rosenberg(6)...................    176,706     101,666       278,372       1.2%
Howard Walker...........................    239,848          --       239,848       1.0%
Gary L. Waterman........................     60,231      30,000        90,231         *
Samuel Zell(4)..........................  3,071,786     629,999     3,701,785      14.4%
All directors and executive officers as   4,255,804     844,998     5,100,802      19.7%
  a group (11 persons) including the
  above-named persons...................
                                          =========     =======     =========      ====

---------------

 * Less than 1%

(1) The shares of Common Stock beneficially owned includes OP Units that can be exchanged for an equivalent number of shares of Common Stock.

(2) The amounts shown in this column reflect shares of Common Stock subject to options which are currently exercisable or exercisable within 60 days of the Record Date.

(3) In accordance with SEC regulations governing the determination of beneficial ownership of securities, the percentage of Common Stock beneficially owned by a person assumes that all OP Units held by the person are exchanged for Common Stock, that none of the OP Units held by other persons are so exchanged, that all options exercisable within 60 days of the Record Date to acquire Common Stock held by the person are exercised and that no options to acquire Common Stock held by other persons are exercised.

(4) Mr. Zell does not have a pecuniary interest in 2,000 shares of Common Stock reported above held by the Helen Zell Revocable Trust, the trustee of which is Helen Zell, Mr. Zell's spouse. Mr. Zell also does not have a pecuniary interest in 7,000 shares of Common Stock reported above held by the Donald
    S. Chisholm Trust, the trustee of which is Mr. Zell.

     The number in the table includes 469,777 shares of Common Stock and 1,948,689 OP Units in which Mr. Zell has a pecuniary interest but does not have voting or dispositive power. 469,777 shares of Common Stock and 1,368,816 OP Units are indirectly owned by trusts established for the benefit of Mr. Zell and his family, the trustee of which is Chai Trust Company, L.L.C. ("Chai Trust"). Mr. Zell is not an officer or director of Chai Trust and does not have voting or dispositive power over such Common Stock or OP Units. Additionally, 579,873 OP Units are held by EGIL Investments, Inc. ("EGIL"). Under a shareholders' agreement dated December 31, 1999, trusts established for the benefit of the family of Ann and Robert Lurie have the power to vote and to dispose of the OP Units beneficially owned by EGIL. Mr. Zell disclaims beneficial ownership of such 469,777 shares of Common Stock and 1,948,689 OP Units, except to the extent of his pecuniary interest therein.

(5) The securities of the Company of which Mr. Dobrowski is named as beneficial holder in the foregoing table are held by Mr. Dobrowski as nominee for certain pension trusts. Accordingly, he has no personal interest in such securities.

(6) Includes 11,530 OP Units beneficially owned by Mrs. Rosenberg which are exchangeable into 11,530 shares of Common Stock. Also includes 75,196 shares of Common Stock beneficially owned by Mrs. Rosenberg's spouse, as to which Mrs. Rosenberg disclaims beneficial ownership.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company occupies office space owned by an affiliate of EGI, an entity controlled by Mr. Zell, at Two North Riverside Plaza, Chicago, Illinois 60606. Amounts incurred for this office space totaled approximately $404,000 for the year ended December 31, 2003. The amount due to this affiliate at December 31, 2003 was $32,000.

     The independent members of the Board have reviewed and approved the rates charged by EGI and its affiliates in connection with the lease of the Company's office space.

     The Company paid $25,000 to J. Green & Co., L.L.C. for services provided by Mr. Berman prior to his employment with the Company.

     The executive officers listed below were previously indebted to the Company as a result of purchasing Common Stock from the Company. The loans accrued interest, payable quarterly in arrears, at the applicable Federal rate, as defined in the Code, in effect at the time the loans were made. The loans were recourse to the respective individuals; were collateralized by a pledge of the shares of Common Stock purchased; and were due and payable upon the first to occur of the employee leaving the Company or January 2, 2006. All dividends paid on pledged shares in excess of the then marginal tax rate were used to pay interest and principal on the loans. Ms. Kelleher's loan was paid in full on April 4, 2003 and Mr. Heneghan's loans were paid in full on May 1, 2003:

                                       LARGEST AGGREGATE      BALANCE AS OF
NAME                                  AMOUNT OWED IN 2003   DECEMBER 31, 2003   INTEREST RATE
----                                  -------------------   -----------------   -------------
Thomas P. Heneghan..................       $821,658                 0               5.91%
Ellen Kelleher......................       $674,165                 0               5.91%

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act ("Section 16(a)") requires the Company's executive officers and directors, and persons who own more than 10% of its Common Stock, to file reports of ownership and changes of ownership with the SEC and the NYSE. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

     Based solely on the Company's review of the copies of those forms received by the Company, or written representations from executive officers and directors that no Forms 5 were required to be filed for the fiscal year ended December 31, 2003, all appropriate Section 16(a) forms were filed in a timely manner, except as described below:

     Mrs. Rosenberg's spouse reinvested dividends received through the Company's Dividend Reinvestment and Share Purchase Plan ("DRP") on July 11, 2003. As a result, a Form 4 filed for Mrs. Rosenberg was due by July 13, 2003 to report 217 shares of Common Stock acquired by Mrs. Rosenberg's spouse in this manner. Upon such information becoming known to the Company, amended Forms 4 were filed for Mrs. Rosenberg on July 18, 2003.

     Forms 4 for purchases of Common Stock through the Company's Supplemental Retirement Savings Plan on October 1, 2003 for Messrs. Chisholm, Waterman, Zell and Mark Howell (the Company's former Controller, Principal Accounting Officer and Assistant Treasurer) and Mrs. Rosenberg inadvertently were not filed when due by October 3, 2003 but were filed on October 8, 2003.

     A trust established for the benefit of Mr. Zell's spouse purchased 1,000 shares of Common Stock on October 28, 2002 and 1,000 shares of Common Stock on February 4, 2003. Upon such information becoming known to the Company, a Form 4 was filed for Mr. Zell on October 15, 2003.

     Ms. Kelleher received a bonus on December 22, 2003, taking half of the bonus in cash and the other half (1,971 shares) in Common Stock. Upon such information becoming known, a Form 4 was filed for Ms. Kelleher on December 30, 2003.

     Mr. Berman reinvested dividends received through the DRP on October 11, 2003. As a result, a Form 4 filed for Mr. Berman was due by October 13, 2003 to report 24 shares of Common Stock acquired by Mr. Berman in this manner. Upon such information becoming known to the Company, a Form 4 was filed for Mr. Berman on February 20, 2004.

                            INDEPENDENT ACCOUNTANTS

     Ernst & Young LLP ("E&Y") served as the Company's independent accountants for the fiscal year ended December 31, 2003. There have been no disagreements between the Company and its independent accountants relating to accounting procedures, financial statement disclosures or related items. Representatives of E&Y are expected to be available at the Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

     Under regulations adopted by the SEC, stockholder proposals intended to be presented at the 2005 Meeting must be received by the Secretary of the Company no later than December 13, 2004, in order to be considered for inclusion in the Company's proxy statement and on the proxy card that will be solicited by the Board in connection with the 2005 Meeting.

     In addition, if a stockholder desires to bring business before an Annual Meeting of Stockholders which is not the subject of a proposal for inclusion in the Company's proxy materials, the stockholder must follow the advance notice procedures outlined in the Company's Bylaws. The Company's Bylaws provide that in order for a stockholder to nominate a candidate for election as a director at a meeting or propose business for consideration at such meeting, notice must generally be given to the Secretary of the Company no more than 90 days nor less than 60 days prior to the first anniversary of the preceding year's meeting. The Meeting is scheduled for May 4, 2004. Therefore, if a stockholder desires to present a proposal for the 2005 Meeting without seeking to include the proposal in the Company's proxy materials, the Company must receive notice of the proposal no earlier than February 4, 2005 and no later than March 5, 2005. The fact that the Company may not insist upon compliance with these requirements should not be construed as a waiver by the Company of its right to do so at any time in the future. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                                 OTHER MATTERS

     The Board is not aware of any business which will be presented at the Meeting other than those matters set forth in the accompanying Notice of Annual Meeting of Stockholders. If any other matters are properly presented at the Meeting for action, it is intended that the persons named in the accompanying proxy and acting thereunder will vote in accordance with their best judgment on such matters.

                                          By Order of the Board of Directors

                                          /s/ Ellen Kelleher
                                          Ellen Kelleher
                                          Executive Vice President, General
                                          Counsel
                                          and Secretary

April 5, 2004
Chicago, Illinois

                                                                      APPENDIX A

                      MANUFACTURED HOME COMMUNITIES, INC.

                            AUDIT COMMITTEE CHARTER

ORGANIZATION

     Pursuant to the By-Laws of Manufactured Home Communities, Inc. (the "Company"), a Committee of the Directors to be known as the "Audit Committee" (the "Committee") has been established. The Committee shall be members of, and appointed by, the Board of Directors (the "Board") of the Company and shall comprise at least three Directors, each of whom are independent of management and the Company. Members of the Committee shall be considered independent as long as they do not accept any consulting, advisory, or other compensatory fee from the Company and are not an affiliated person of the Company and its subsidiaries, and meet the independence requirements of the New York Stock Exchange listing standards. All Committee members shall be financially literate, and at least one member shall be a "financial expert", as defined by regulations of the Securities Exchange Commission ("SEC"). This Charter governs the operations of the Committee. The Committee shall review and reassess this Charter at least annually and obtain approval of the Board.

     The Board shall appoint the Committee Chairperson. The time and place of meetings of the Committee shall be determined by the members thereof provided that (1) a quorum for meetings shall be at least two members, present in person or by telephone; (2) unless otherwise agreed, the Committee shall meet at least quarterly; and (3) notice of the time and place of every meeting shall be given in writing or by facsimile communication to each member of the Committee, and the external and internal auditors of the Company. Independent Directors who are not members of the Committee are welcome to attend and participate in the Committee's discussions unless otherwise specified by the Chair.

PURPOSE

     The Committee shall provide assistance to the Board in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community and others relating to:

     - the integrity of the Company's financial statements;

     - the Company's compliance with legal and regulatory requirements;

     - the independent auditor's qualifications and independence, and

     - the performance of the Company's internal audit function and independent auditors.

In addition, the Committee will prepare the report required by SEC rules to be included in the Company's annual proxy statement.

     In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to any advisers retained by the Committee.

DUTIES AND RESPONSIBILITIES

     The primary responsibility of the Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. While the Committee has the duties and responsibilities set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Manage-ment is responsible for the preparation, presentation, and integrity of the Company's financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company's financial statements and for reviewing the Company's unaudited interim financial statements.

     In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the Directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality. The following shall be the principle duties and responsibilities of the Committee.

     - The Committee shall be directly responsible for the appointment and termination, compensation, and oversight of the work of the independent auditors, including resolution of disagreements between management and the auditor regarding financial reporting. The Committee shall pre-approve all audit and non-audit services provided by the independent auditors and shall not engage the independent auditors to perform the specific non-audit services proscribed by law or regulation. The Committee may delegate pre-approval authority to a member of the Committee. The decisions of any Committee member to whom pre-approval authority is delegated must be presented to the full Committee at its next scheduled meeting.

     - At least annually, obtain and review a report by the independent auditors describing:

          (i) The independent audit firm's internal quality control procedures.

          (ii) Any material issues raised by the most recent internal quality control review, or peer review, of the independent audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent audit firm, and any steps taken to deal with any such issues.

          (iii) All relationships between the independent auditor and the Company (to assess the auditor's independence).

     - Set clear hiring policies for employees or former employees of the independent auditors that meet the SEC regulations and NYSE listing standards.

     - Discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and compensation. Also, the Committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's policies and procedures to assess, monitor, and manage business risk, and legal and ethical compliance programs.

     - Receive regular reports from the independent auditor on critical policies and practices of the Company, and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management.

     - Review management's assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditors' report on management's assertion.

     - Review and discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

     - Review the interim financial statements and disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

     - Review with management and the independent auditors the financial statements and disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company's Form 10-K, including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

     - Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

     - Receive corporate attorney's reports of evidence of a material violation of securities laws or breaches of fiduciary duty. The Committee will have the responsibility of inquiring into the evidence, and, if necessary, formulate an appropriate response to the outside reporting attorney.

     - Perform an evaluation of the Committee's performance at least annually to determine whether it is functioning effectively.

     - Each member of the Committee shall, in the performance of his or her duties, be fully justified and protected with regard to any act or failure to act (1) in reliance in good faith upon the books of account or other records of the Company, upon an opinion of counsel or upon reports made to the Company by any of its officers or employees or by the Independent Auditor or (2) in the exercise of his or her business judgment.

     - Ensure that minutes of the Committee are kept and retained as records of the Company.

                       MANUFACTURED HOME COMMUNITIES, INC.
          TWO NORTH RIVERSIDE PLAZA, SUITE 800, CHICAGO, ILLINOIS 60606
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned stockholder of Manufactured Home Communities, Inc., a Maryland corporation (the "Company"), hereby appoints SAMUEL ZELL and THOMAS P. HENEGHAN, or either of them, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company to be held on Tuesday, May 4, 2004, at 10:00 a.m. Central time (the "Meeting"), and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Meeting and otherwise to represent the undersigned at the Meeting with all powers possessed by the undersigned if personally present at the Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to the Meeting. The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast "for" each of the nominees for director, as described in the Proxy Statement, and in the discretion of the proxy holder on any other matter that may properly come before the Meeting or any adjournment or postponement thereof.

COMMENTS/ADDRESS CHANGE:

------------------------------------

------------------------------------

------------------------------------

------------------------------------        (Continued and to be signed on
                                             other side)


--------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o



6564--MANUFACTURED HOME COMMUNITIES, INC.

                       MANUFACTURED HOME COMMUNITIES, INC.
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

        1. ELECTION OF DIRECTORS                                                               For      Withhold   For All
           Nominees:                                                                           All        All       Except
                     Donald S. Chisholm                                                       [   ]      [   ]      [   ]
                     Thomas E. Dobrowski
                     Thomas P. Heneghan
                     Joe B. McAdams
                     Sheli Z. Rosenberg
                     Howard Walker
                     Gary L. Waterman
                     Samuel Zell

Instruction: TO WITHHOLD AUTHORITY to vote for any individual nominee, write that nominee's name in the space provided below:

-----------------------------------------------------------------


And on any other matter which may properly come before the Meeting or any adjournment or postponement thereof in the discretion of the proxy holder.

I PLAN TO ATTEND THE MEETING                                                                  [   ]

                       Date
                           --------------------------------

Signature
         --------------------------------------------------

Signature
         --------------------------------------------------

-----------------------------------------------------------
NOTE: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS
SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR,
ADMINISTRATOR, TRUSTEE, GUARDIAN OR OFFICER, PLEASE GIVE
FULL TITLE UNDER SIGNATURE.



--------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o


                             YOUR VOTE IS IMPORTANT.

        PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND RETURN IT PROMPTLY
                           IN THE ENCLOSED ENVELOPE.



6564--MANUFACTURED HOME COMMUNITIES, INC.